Exhibit 3.2

Certificate of the Powers, Designations, Preferences and Relative, Participating,
Optional and other Special Rights of the

CLASS A $.05 NON-CUMULATIVE

PARTICIPATING CONVERTIBLE PREFERRED STOCK

OF

MCO HOLDINGS, INC.

and the Qualifications. Limitations or Restrictions Thereof, Which Have Not Been
Set Forth in the Certificate or Incorporation or in Any Amendment Thereto

(Pursuant to Section 151 of Chapter 1 of Title 8 of the Delaware Code)

The undersigned, William C. Leone, President of MCO HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “corporation”), DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the board of directors of the corporation by the Certificate of Incorporation. as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the corporation, at a duty called meeting thereof duly held on August 16, 1981, duly adopted the following resolution.

“RESOLVED that pursuant to the authority expressly granted to and vested in the board of directors of the corporation by the provisions of its Certificate of Incorporation, as amended, the board of directors of the corporation hereby creates a class of Preferred Stock of the corporation to consist of 765,000 of the 12,500,000 shares of Preferred Stock, $ 50 par value per share, which the corporation now has authority to issue and the board of directors of the corporation hereby fixes the powers, designations, preferences and relative participating optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the corporation which are applicable to Preferred Stock of all classes and series as follows:

1.           Designation and Number.  The distinctive designation of  the class shall be Class A $.05  Non-Cumulative Participating Convertible Preferred Stock (herein after, “Class A Preferred Stock”); the number of shares of Class A Preferred Stock which the corporation is authorized to issue shall be 765,000, which number may he increased or decreased (but not below the number of shares then outstanding) from time to time by the board of directors of the corporation.

2.           Definitions.  For purposes of this resolution, the following terms shall have the meanings indicated:

(a)           The term “Senior Stock” means all those classes and series of preferred or special stock and all these classes and series of Preferred Stock which, by the terms of the Certificate of Incorporation  (as the same has heretofore been or may hereafter be amended) or of the instrument by which the board of directors, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended ), shall designate the special rights and limitations of each such class or series of preferred or special stock or class or series of Preferred Stock, shall be senior to Class A Preferred Stack with respect to the preferential rights of the holders of Class A Preferred Stock to receive dividends or to participate in the assets of the corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the corporation.

(b)           The term “Parity Stock” means all those classes and series of preferred or special stock and all those classes and series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended) or of the instrument by which the. board of directors, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class or series of preferred or special stock or class or series of Preferred Stock, shall be on a parity with Class A Preferred Stock with respect to the preferential rights of the holders of Class A Preferred Stock to receive dividends and to participate in the assets of the corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the corporation.

(c)           The term “Junior Stock” means

(a)           Common Stock a which is, and

(b)           all those classes and series of preferred or special stock and all those classes and series of Preferred Stock which, by the terms of the Certificate of incorporation (as the same has heretofore been or may hereafter be amended) or of the instrument by which the board of directors, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class or series of preferred or special stock or class or series of Preferred Stock, shall be subordinate to Class A Preferred Stock with respect to the preferential tights of the holders of Class A Preferred Stock to receive dividends and to participate in the assets of the corporation distributable to stock holders upon any liquidation, dissolution or a winding-up of the corporation.

(d)           The term “Fiscal Year” means the annual period commencing on January 1 and ending on December 31 of each calendar year.

3.           Dividends.

(a)           Subject to the prior rights of the holders of Senior Stock. if any, the holders of Class A Preferred Stock, in preference to the holders of Junior Stock, shall he entitled, in conjunction with any provision then being made for the holders of Parity Stock, if any, to receive, when, as and if declared by the board of directors, out of any assets of the corporation lawfully available for the payment of dividends, preferential cash dividends in the amount of $.05 per share in respect of each Fiscal Year (the “Preferential Amount”), payable annually or at such intervals during any Fiscal Year as the board of directors may, from time to time, determine; provided. however, that the preferential cash dividend, if any, on shares of Class A Preferred Stock in respect of the Fiscal Year ending December 31, 1981,  shall be in an amount per share (computed to the nearest whole cent) determined by multiplying $.05 by a fraction, the numerator of which is the number of days from the date of the initial issuance of shares of Class A Preferred Stock to December 31, 1991, and the denominator of which is 365. Each preferential cash dividend payment shall be paid to the holders of shares of Class A Preferred Stock of record on the date fixed for that purpose by the board of directors in advance of such payment. Any preferential cash dividend declared on the Class A Preferred Stock shall be deemed to have been declared in respect of the Fiscal Year in which such dividend is payable. Dividends on Class A Preferred Stock as provided in this Section 3(a) shall not be cumulative, and no right shall accrue to the holders of Cuss A Preferred Stock by reason of the fact that such dividends are not declared in respect of any prior Fiscal Year or Fiscal Years.

(b)           So long as any Class A Preferred Stock is outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or in rights or warrants (which expire not later than 45 days after the record date fixed for the issuance thereof) to subscribe for or to purchase Junior Stock, unless cash dividends on the Class A Preferred Stock in an amount not less than the Preferential Amount in respect of the then current Fiscal Year shall have been paid or declared and a sum sufficient for the payment thereof set apart.

(c)           In addition to the preferential cash dividends provided for in Section 3(a) hereof, the holders of Class A Preferred Stock shall, except as hereinafter provided in this Section 3(c) and in Sections 3(d) and 3(c) hereof, be entitled to participate, on a share for share basis, with the holders of Common Stock in all dividends and other distributions whenever any dividend or distribution is declared on the Common Stock in respect or any Fiscal Year.  If and whenever the corporation shall declare any dividend or distribution on the Common Stocl.tn respect of any Fiscal Year (other than cash dividends to the extent not exceeding $.05 per share in respect of such Fiscal Year, or any dividend or distribution payable in shares of Common Stock (as provided for in Section 3(d) hereof) or in warrants or other rights (which expire not later than 45 days after the record date fixed for the issuance thereof) to subscribe for or to purchase Common Stock (as provided for in Section 3(e) herein), the corporation shall, concurrently with the declaration of such dividend or distribution on the Common Stock, declare a dividend or distribution, as the case may be, in an equal amount per share (except to the extent that cash dividends declared heretofore on the Common Stock do not exceed $.05 in respect or such Fiscal Year) on Class A Preferred Stock. Any dividend or distribution payable to the holders of Class A Preferred Stock pursuant to this Section 3(c) shall be paid to the holders of Class A Preferred Stock at the same time as the dividend or distribution on the Common Stock by which it is measured as paid.  Any dividend or other distribution declared on the Common Stock shall be deemed to here been declared in respect of the Fiscal Year in which such dividend or other distribution is payable

(d)           If and whenever the corporation shall declare any dividend or distribution on Common Stock payable in shares of Common Stock, the corporation shall, concurrently with the declaration of such dividend or distribution on the Common Stock, declare an identical dividend or distribution, as the case may be, on the Class A Preferred Stock, except that the dividend or distribution declared on the Class A Preferred Stock shall be a dividend or distribution payable in shares of Class A Preferred Stock.  The terms of any such dividend or distribution declared on the Class A Preferred Stock shall be identical to the terms of any such dividend or distribution declared on the Common Stock, except that the dividend or distribution  declared on the Class A Preferred Stock shall be payable in shares of Class A Preferred Stock.  Without  limiting the generality of the foregoing, whenever any such dividends or distributions payable in shares of Common Stock and Class A Preferred Stock are declared on the Common Stock and Class A Preferred Stock, respectively (i) the number of shares payable in respect of the dividend or distribution on the Common Stock and the dividend or distribution on  the Class A Preferred Stock shall be the same in respect of each outstanding share of Common Stock and Class A Preferred Stock, and (ii)  the record and payment dates, respectively, in respect of the dividend or distribution on the Common Stock and the dividend or distribution on the Class A Preferred Stock shall be the same.

(e)           If and wherever the corporation shall grant rights or warrants to the holders of Common Stock, as such, entitling them (for a period of not more than 45 days after the record date fixed for the issuance of such rights or warrants) to subscribe for or to purchase shares of Common Stock, the corporation shall, concurrently with the granting of such rights or warrants to the holders of Common Stock, grant to the holders of Class A Preferred Stock identical rights or warrants, except that the rights or warrants granted to the holders of Class A Preferred Stock shall be rights or warrants to subscribe for or to purchase shares of Class A Preferred Stock.  The terms and provisions of any such rights or warrants granted to the holders of Class A Preferred Stock shall be identical to the terms and provisions of any such rights or warrants granted to the holders of Common Stock, except that the rights or warrants granted to the holders of Class A Preferred Stock shall be rights or warrants to subscribe for or to purchase Class A Preferred Stock.  Without limiting the generality or the foregoing, whenever any such rights or warrants to subscribe for or to purchase shares of Common Stock and Class A Preferred Stock arc granted to the holders of Common Stock and Class A Preferred Stock, respectively, (i) the number or such rights or warrants granted in respect of each outstanding share of Common Stock and Class A Preferred Stock shall be identical, (ii) the number of shares of Common Stock and Class A Preferred Stock purchasable upon exercise of each such right or warrant granted to the respective holders of Common Stock And Class A Preferred Stock shall be identical, (iii) the price per share of common Stock and Class A Preferred Stock purchasable upon exercise of such rights or warrants granted to the respective holders of Common Stock and Class A Preferred Stock shall be identical.

(f)           The corporation shall not subdivide or combine its outstanding shares of Common Stock unless, concurrently therewith, the corporation shall make a proportionate subdivision or combination of its outstanding shares of Class A Preferred Stock.

4.           Liquidation.

(a)           The Class A Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders or Class A Preferred Stock shall be entitled, in conjunction with any provision then being made for the holders of Parity Stock, if any, to have set apart for them or to be paid out of the assets of the corporation, after provision for the holders of Senior Stock, if any, but before any distribution is made to or set apart for the holders of Junior Stock, a preferential amount in cash equal to $.75 per share of Class A Preferred Stock.  If, upon any such liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the holders of its stock shall, after provision for the holders of Senior Stock, if any, be insufficient to permit the distribution in full of the preferential amounts receivable as aforesaid by the holders of Class A Preferred Stock and the preferential amounts receivable by the holders of Parity Stock, if any, then all such assets of the corporation shall be distributed ratably among the holders of Class A Preferred Stock and the holders of Parity Stock., if any, in proportion to the preferential amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid.  Neither the consolidation nor merger of the corporation with or into any other corporation, nor the sale, lease or transfer by the corporation of all or any part of its assets shall be deemed to be a liquidation. dissolution or winding-up of the corporation for the purposes of this Section 4.

(b)           In addition to the preference as to assets provided for in Section 4(a) hereof, the holders of Class A Preferred Stock shall he entitled to participate, on a share for share basis, with the holders of Common Stock in all assets of the corporation available for distribution in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the corporation whenever  any such distribution is made to the holder, of Common Stock.  If and whenever the corporation shall make a distribution in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the corporation to the holders of Common Stock, the corporation shall, concurrently with the making of such distribution to the holders of Common Stock, make a distribution in an equal amount per share to the holders of Class A Preferred Stock,  Any distribution payable to the holders of Class A Preferred Stock pursuant to this  Section 4(b) shall be paid to the holders of Class A Preferred Stock at the same time as the distribution on the Common Stick by which it is measured is paid.

5.           Conversion. The holders of shares of Class A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the corporation any time subsequent to the earlier of (i) Scptcrr.hcr 15, 1986, and (ii) the effective date of any reclassification or change of outstanding shares of Common Stock, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, subject to the following terms and conditions:

(a)           The shares of Class A Preferred Stock shall be convertible at the office of any transfer agent of the corporation (or at such other office or offices, if any, as the board of directors may designate) into fully paid and non-assessable shares of Common Stock of the corporation, at the rate of one (1) share of Common Stock for each share of Class A Preferred Stock.   Upon any conversion, no adjustment shall he made for dividends on the shares of Class A Preferred Stock surrendered for conversion or for dividends on the shares of Common Stock issued upon such conversion.

(b)           In order to convert shares of Class A Preferred Stock into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or  certificates for Class A Preferred Stock so to be convened and give written notice to the corporation at said office that the holder elects to convert said Class A Preferred Stock, or a stated number of shares thereof, in accordance with the provisions of this Section 5.  Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued.  As promptly as practicable after the surrender  for conversion of any Class A Preferred Stock pursuant to the provisions of this Section 5, the corporation shall deliver or cause to be delivered to or upon the written order of the holder of such Class A Preferred Stock one or more certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct, together with, if the certificate(s) surrendered evidence a greater number of shares of Class A Preferred Stock than the number of shares to be converted, one or more certificates evidencing the shares of Class A Preferred Stock not to be converted.

Each such conversion shall be deemed to have been made immediately prior to the close of business on the day of surrender of the Class A Preferred Stock for conversion, and all rights of the convening holder as a holder of the shares of Class A Preferred Stock surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the shares of Common Stock issuable  upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time.

(c)           In case any of the following shall occur (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value. or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any consolidation or merger to which the corporation is a party (other than a merger in which the corporation is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock); or (iii) any sale or conveyance of the property of the corporation as an entirety or substantially as an entirety), then, in each such case, effective provision shall be made whereby the holders of the Class A Preferred Stock then outstanding shall have the right to convert such Class A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable (or which would then be issuable if the Class A Preferred Stock were convertible into Common Stock at such time) upon conversion of such Class A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.  The above provisions of this Section 5( c) shall similarly apply to successive reclassifications, changes, consolidations, mergers. sales or conveyance.

(d)           The corporation shall at all times reserve and keep available, for the purpose of effecting the conversion of the shares of Class A Preferred Stock. the full number of shares of Common Stock deliverable upon the conversion of all shares of Class A Preferred Stock then outstanding.

(e)           The corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class A Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

(f)           For the purpose of this Section 5, the term “Common Stock” shall mean the corporation’s Common Stock authorized on the date of the original issue of the Class A Preferred Stock or, in the case of any reclassification or change of outstanding shares of Common Stock, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such Section 5(c).

6.           Voting Rights.  Except as otherwise provided in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended) or by law, each holder of Class A Preferred Stock shall have ten (10) votes in respect of each share of Class A Preferred Stock held by him as to all matters voted upon by the stockholders of the corporation and shall vote together with the holders of the Common Stock and together with the holders of any other classes or series of Preferred Stock who are entitled to vote in such manner and the holders of any other class or series of stock who are entitled to vote in such manner, and not as a separate class.

7.           General.

(a)           If any other class or series of preferred or special stock or class or series of Preferred Stock, whether ranking prior to or on a parity with or junior to Class A Preferred Stock as to dividends or in liquidation, shall be created, either by or pursuant to authority granted in the Certificate of incorporation (as the same has heretofore been or may hereafter be amended ), nothing in this resolution contained shall prevent the holders of any such other class or series of preferred or special stock or class or series of Preferred Stock from being given any powers, preferences and relative, participating, optional and other special rights authorized by law and the Certificate of Incorporation (as the same has heretofore been or may hereafter he amended ).

(b)           The section headings contained in this resolution are for reference purposes only and shall not affect in any way the meaning of this resolution.”

Executed at Los Angeles, California. on the 27th day of August, 1981.

/s/ William C. Leone
William C. Leone
President

(Corporate Seal)

Attest:

/s/ Signature illegible
Assistant Secretary